INTERIM INVESTMENT MANAGEMENT AGREEMENT

      AGREEMENT, dated and effective as of 12:00A.M. EST (New York time)
February 22, 2014 (the "Agreement"), between THE
TAIWAN FUND, INC., a Maryland
corporation (herein referred to as the "Fund"), and ALLIANZ GLOBAL INVESTORS
U.S. LLC, a Delaware limited liability company
(herein referred to as the "Manager").

      WHEREAS, the Fund desires to retain the Manager to render to it interim investment advisory and management services, and the Manager is willing to render such services on an interim basis in accordance with Rule 15a-4 of the 1940 Act; and

      NOW   THEREFORE,   in   consideration   of
the   mutual   covenants   hereinafter
contained, it is hereby agreed by and between the parties hereto as follows:

      1.         The Manager hereby undertakes and
agrees, upon the terms and conditions
herein set forth, (i) to make investment decisions for the Fund, to prepare and make available to the Fund research and statistical data in connection therewith and to supervise the acquisition and disposition of securities by the Fund, including the selection of brokers or dealers to carry out the transactions, all in accordance with the Fund's investment objectives and policies and in accordance with guidelines and directions from the Fund's
Board of Directors; (ii) to assist the Fund as it may reasonably request in the conduct of the Fund's business, subject to the direction and control of the Fund's Board of Directors; (iii) to maintain or cause to be maintained for the Fund all books, records, reports and any other information required under the Investment Company
Act of 1940, as amended (the "1940
Act"), and to furnish or cause to be furnished all required reports or other information under Taiwan securities laws, to the extent that such books, records and reports and other information are not maintained or furnished by the custodian or other agents of the Fund;
(iv) to assist the Fund's administrator in providing services such as preparing reports to and meeting materials for the Fund's Board of Directors and reports and notices to stockholders, preparing and making filings with the Securities and Exchange Commission
(the "SEC") and other regulatory and self-regulatory organizations, including preliminary and definitive proxy materials and post-effective amendments to the Fund's registration statement on Form N-2 under the Securities Act of 1933, as amended, and the 1940 Act, as amended from time to time, providing assistance in certain accounting and tax matters and investor and public relations, monitoring the valuation of portfolio securities, assisting in the calculation of net asset value and calculation and payment of distributions to stockholders, and overseeing arrangements with the Fund's custodian, including the maintenance of books and records of the Fund; (v) to assist in such marketing activities with respect to the Fund as the Fund may reasonably request, (vi) to vote the Fund's proxies in accordance with the Fund's proxy voting policies, which may be amended from time to time by the Fund's Board of Directors and communicated to the Manager, and (vii) to pay the reasonable salaries, fees and expenses of such of the Fund's officers and employees




(including the Fund's shares of payroll taxes) and any fees and expenses of such of the Fund's directors as are directors, officers or employees of the Manager (and to permit its directors, officers or employees to so serve if elected to such positions by the Fund's Board of Directors); provided, however, that the Fund, and not the Manager, shall bear travel expenses (or an appropriate portion thereof) of directors and officers of the Fund who are directors, officers or employees of the Manager to the extent that such expenses relate to attendance at meetings of the Board of Directors of the Fund or any committees thereof or advisers thereto and provided further that such expenses are incurred in accordance with the Fund's travel policy in effect at the time.
The Manager shall bear all expenses arising out of its duties hereunder but shall not be responsible for any expenses of the Fund other than those specifically allocated to the Manager in this paragraph 1. In particular, but without limiting the generality of the foregoing, the Manager shall not be responsible, except to the extent of the reasonable compensation of such of the Fund's employees as are directors, officers or employees of the Manager whose services may be involved, for the following expenses of the Fund: organization and certain offering expenses of the Fund
(including out-of-pocket expenses, but not including overhead or employee costs of the Manager or of any one or more organizations retained by the Fund or by the Manager as Taiwan adviser of the Fund); fees payable to the Manager and to any adviser or consultants, including an advisory board, if applicable; legal expenses; auditing and accounting expenses; telephone, telex, facsimile, postage and other communication expenses; taxes and governmental fees; stock exchange listing fees; fees, dues and expenses incurred by the Fund in connection with membership in investment company trade organizations; fees and expenses of the Fund's custodians, subcustodians, transfer agents and registrars; payment for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any;
expenses of preparing share certificates and other expenses in connection with the issuance, offering, distribution, sale or underwriting of securities issued by the Fund;
expenses of registering or qualifying
securities of the Fund for sale; expenses relating to investor and public relations; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities of the Fund; expenses of preparing and distributing reports, notices and dividends to stockholders; costs of stationery; costs of stockholders' and other meetings; litigation expenses; or expenses relating to the Fund's dividend reinvestment and cash purchase plan
(except for brokerage expenses paid by participants in such plan).

      2.         Subject to the prior approval of a
majority of the members of the Fund's
Board of Directors, including a majority of the Directors who are not "interested persons," as defined in the 1940 Act, the Manager may, through a sub-advisory agreement or other arrangement, delegate to any other company that it controls, is controlled by, or is under common control with, or to specified employees of any such companies, or to more than one such company, to the extent permitted by applicable law, certain of its duties enumerated in section 1 hereof; provided, that the Manager shall continue to supervise the services provided by such company or employees and any such delegation shall not relieve the Manager of any of its obligations hereunder.

      Subject to the provisions of this Agreement, the duties of any sub-adviser or delegate, the portion of portfolio assets of the Fund that the sub-adviser or delegate shall manage and the fees to be paid to the sub-adviser or delegate by the Manager under and pursuant to any sub-advisory agreement or other arrangement entered into in accordance with this Agreement may be adjusted from time to time by the Manager, subject to the prior approval of the members of the Fund's Board of Directors who are not "interested persons," as defined in the 1940 Act.

      3.         In the selection of brokers or
dealers and the placing of orders for the
purchase and sale of portfolio investments for the
Fund, the Manager shall seek to obtain
for the Fund the most favorable price and execution
available, except to the extent it may
be permitted to pay higher brokerage commissions
for brokerage and research services as
described below.  In using its best efforts to
obtain for the Fund the most favorable price
and execution available, the Manager, bearing in
mind the Fund's best interests at all times,
shall consider all factors it deems relevant,
including by way of illustration, price, the size
of the transaction, the nature of the market for
the security, the amount of the commission,
the timing of the transaction taking into account
market prices and trends, the reputation,
experience and financial stability of the broker or
dealer involved and the quality of service
rendered by the broker or dealer in other
transactions.   Subject to such policies as the
Fund's Board of Directors may determine, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Manager's overall responsibilities with respect to the Fund and to other clients of the Manager as to which the Manager exercises investment discretion. In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, the Manager may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which the Manager or an affiliate exercises investment discretion. The Fund hereby agrees with the Manager that any entity or person associated with the Manager which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Fund which is permitted by Section 11(a) of the Securities
Exchange Act of 1934 (the "1934 Act"),
subject to compliance with the 1940 Act and the rules thereunder.




      4.        The Fund agrees to pay to the
Manager in United States dollars, as full compensation for the services to be rendered and expenses to be borne by the Manager hereunder, a monthly fee which, on an annual basis, is equal to 0.85% per annum of the value of the Fund's average daily net assets up to and including $150 million of net assets;
0.80% per annum of the value of the Fund's average daily net assets on the next $150 million of net assets; 0.70% per annum of the value of the Fund's average daily net assets in excess thereof. The fees payable to the Manager shall be computed and accrued daily and paid monthly. If the Manager shall serve for less than any whole month, the foregoing compensation shall be prorated.

      The value of the net assets of the Fund shall be determined pursuant to the applicable provisions of the valuation policies of the Fund, as amended from time to time.

      5.         The Manager agrees that it will
not make a short sale of any capital stock of the Fund or purchase any share of the capital stock of the Fund otherwise than for investment.

      6.         Nothing  herein  shall  be
construed as prohibiting the Manager from providing investment advisory services to, or entering into investment advisory agreements with, other clients (including other registered investment companies), including clients which may invest in securities of Taiwan issuers, except that without the prior notice to the Fund, the Manager may not act as the investment adviser or investment manager to any other investment company that is listed on the New
York Stock Exchange and that invests
primarily in Taiwan securities, or from utilizing
(in providing such services) information furnished to the Manager by others as contemplated by sections 1 and 3 of this Agreement or by advisers and consultants to the Fund and others; nor shall anything herein be construed as constituting the Manager as an agent of the Fund.

      Whenever the Fund and one or more other
accounts or investment companies
advised by the Manager have available funds for
investment, investments suitable and
appropriate for each shall be allocated in
accordance with procedures believed by the
Manager to be equitable to each entity, which
procedures and any amendments thereto
shall be provided to the Fund's Board for review.
Similarly, opportunities to sell securities
shall be allocated in a manner believed by the
Manager to be equitable.   The Fund
recognizes that in some cases this procedure may adversely affect the size of the position that may be acquired or disposed of for the Fund.
In addition, the Fund acknowledges that
the persons employed by the Manager to assist in the performance of the Manager's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Manager or any affiliate of the Manager to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

      7.         The  Manager  may rely  on
information reasonably believed by it to be accurate and reliable. Neither the Manager nor its officers, directors, employees or agents shall be subject to any liability for any act or omission, error of judgment or mistake of law, or for any loss suffered by the Fund, in the course of, connected with or arising out of any services to be rendered hereunder, except by reason of willful misfeasance, bad faith, or gross negligence on the part of the Manager in the performance of its duties or by reason of reckless disregard on the part of the Manager of its obligations and duties under this Agreement. Any person, even though also employed by the Manager, who may be or become an employee of the Fund and paid by the Fund shall be deemed, when acting within the scope of his employment by the Fund, to be acting in such employment solely for the Fund and not as an employee or agent of the Manager.

      8.         This Agreement shall be in effect
for an initial term until July 21, 2014, unless sooner terminated. This Agreement may nevertheless be terminated at any time without penalty, on 10 days' written notice, by the Fund's Board of Directors, by vote of holders of a majority of the outstanding voting securities of the Fund, or by the Manager.

      This Agreement shall automatically be
terminated in the event of its assignment.
Any notice to the Fund or the Manager shall be deemed given when received by the addressee.

      9.        This Agreement may not be
transferred, assigned, sold or in any manner
hypothecated or pledged by either party hereto,
except as permitted under the 1940 Act or
rules and regulations adopted thereunder.   It may
be amended by mutual agreement, but
only after authorization of such amendment by the affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Fund, and (ii) a majority of the members of the Fund's Board of Directors who are not parties to this Agreement or interested persons of any party to this Agreement, or of any entity regularly furnishing investment advisory services with respect to the Fund pursuant to an agreement with any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

      10.       This Agreement shall be construed
in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.
As used herein, the terms "interested person,"
"assignment," and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act, the rules and regulations thereunder and interpretations thereof by the SEC or its staff.

      11.       This   Agreement   may   be
executed   simultaneously   in   two   or   more
counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

      12.       This  Agreement  supersedes  all
prior investment advisory, management, and/or administration agreements in effect between the Fund and the Manager.




      13.       Each party hereto irrevocably
agrees that any suit, action or proceeding against either of the Manager or the Fund arising out of or relating to this Agreement shall be subject to the jurisdiction of the United States
District Court for the Southern District of
New York or the Supreme Court of the State of New
York, New York County, and each
party hereto irrevocably submits to the
jurisdiction of each such court in connection with any such suit, action or proceeding. Each party hereto waives any objection to the laying of venue of any such suit, action or proceeding in either such court, and waives any claim that such suit, action or proceeding has been brought in an inconvenient forum. Each party hereto irrevocably consents to service of process in connection with any such suit, action or proceeding by mailing a copy thereof by registered or certified mail, postage prepaid, to its address as set forth in this Agreement.

      14.       The  Manager  represents  and
warrants that it is duly registered as an investment adviser under the U.S. Investment
Advisers Act of 1940 and that Allianz Global
Investors Taiwan Limited ("AGI Taiwan") is duly licensed by the Taiwan FSC to provide services under the Collaboration Agreement between the Manager and AGI Taiwan relating to the Fund (the "Collaboration
Agreement"), and that the Manager will use its reasonable efforts to maintain in effect such registration and license during the term of this Agreement. The Collaboration Agreement compliances with the laws and regulations of the Republic of China.

      15.       The Fund represents and warrants
that it has full legal right to enter into this Agreement and to perform the obligations hereunder and that it has obtained all necessary consents and approvals to enter into this Agreement.





      IN  WITNESS WHEREOF, the  parties have
executed  this  Agreement  by their
officers thereunto duly authorized as of the day and year first written above.


      					THE TAIWAN FUND,
INC.

      					By:      /s/
Brian S. Shlissel
      					Name: Brian S.
Shlissel
      					Title:
President



      					ALLIANZ GLOBAL
INVESTORS U.S. LLC

      					By:       /s/
David Owen
      					Name:  David Owen
      					Title:
Managing Director, Chief Legal Officer